Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Gryphon Digital Mining, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Robby Chang, as Chief Executive Officer and Principal Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	The Quarterly Report fully complies with the requirements of Section 13(a), or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company as of the dates and for the periods expressed in the Quarterly Report.

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act.

Date: August 14, 2024	By:	/s/ Robby Chang
Robby Chang, Chief Executive Officer, President and Director (Principal Executive Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.